Calculation of Filing Fee Tables

S-3

(Form Type)

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward(2)
Newly Registered Securities
Fees to Be Paid	Other	Interests in Structured Investment Option	457(o)	$740,000,000	NA	$740,000,000	$92.70	$68,598
Fees Previously Paid
Carry Forward Securities

Carry Forward Securities	Other	Interests in Structured Investment Option	415(a)(6)	$300,000		$300,000			S-3	333- 253036	5-1-2021	$32.73

	Total Offering Amounts					$740,300,000		$68,598

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due							$68,598

(1)

The proposed maximum aggregate offering price is estimated solely for the purposes of determining the registration fee. The Registrant previously registered securities at a maximum aggregate offering price of $3,700,000,000 on the Registration Statement Form S-3 (File No. 333-253036), which was declared effective on May 1, 2021 (prior Registration Statement). This new Registration Statement is being filed in accordance with Rule 462(b) under the Securities Act of 1933, as amended to register an additional amount of securities ($740,000,000) having a proposed maximum aggregate offering price of no more than 20% of the offering price of the securities eligible to be sold under the prior Registration Statement. In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed the $740,000,000 plus the $300,000 carried forward.

(2)

Of the $3,700,000,000 of units of interest in Structured investment option registered under the Registration Statement File No. 333-253036 on Form S-3 effective on May 1, 2021, for which a filing fee of $403,670 was paid, $300,000 remain registered and unsold, and are being carried forward pursuant to Rule 415(a)(6). A payment of $68,598 for an additional $740,000,000 of units of interest has been wired to U.S. Bank of St. Louis, MO for deposit into the Commission’s account.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

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